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                                                                 EXHIBIT (C)(12)

                                                                  EXECUTION COPY



                         RIGHT OF FIRST OFFER AGREEMENT

        THIS RIGHT OF FIRST OFFER AGREEMENT (this "Agreement") is made as of June 14, 1999 by and among Physicians' Specialty Corp., a Delaware corporation (the "Company"), each of the entities identified as TA Investors in Section 2 below and Ramie A. Tritt, M.D. ("Tritt"). Capitalized terms used but not otherwise defined herein are defined in Section 2 hereof.

        WHEREAS, TA MergerCo, Inc., a Delaware corporation ("MergerCo"), has been formed for the purpose of merging (the "Merger") with and into the Company pursuant to the terms, and subject to the conditions, set forth in the Agreement and Plan of Merger, dated as of the date hereof, by and among MergerCo and the Company, as amended from time to time (the "Merger Agreement").

        WHEREAS, following the Merger, each of the TA Investors and Tritt will be stockholders of the Company.

        WHEREAS, each of the parties hereto desire to enter into this Agreement for the purpose of limiting the manner and terms by which the securities of the Company held by the TA Investors may be transferred.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

        1.     Restrictions on Transfer of Stockholder Shares.

               (a) First Offer Rights. At least 20 days prior to any sale, transfer, assignment, pledge or other disposal (a "Transfer") of all or substantially all of the Stockholder Shares by the TA Investors (other than a Transfer pursuant to Section 1(b) below), the TA Investors shall deliver a written notice (the "Transfer Notice") to Tritt of their desire to Transfer Stockholder Shares of such class, specifying in reasonable detail the number of shares to be transferred and the terms and conditions of the proposed transfer, including the proposed price per Stockholder Share of such class. The Transfer Notice shall constitute an irrevocable offer to sell all, but not less than all, of the Stockholder Shares subject to such Transfer Notice (the "Offered Shares") to Tritt on the basis described below, at a purchase price equal to the price contained in the Transfer Notice. Tritt may elect to purchase all, but not less than all, of the Offered Shares, upon the same terms and conditions as those set forth in the Transfer Notice (the "Right of First Offer"), by delivering a written notice (the "Acceptance Notice") of such election to the TA Investors within 20 days after the Transfer Notice has been received by Tritt. The closing of the purchase of any

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Offered Shares pursuant to this Section 1(a) shall take place within 60 days after the date on which the TA Investors receive the Acceptance Notice. If Tritt does not elect to purchase all of the Offered Shares, then the TA Investors may transfer the Offered Shares to any Person for (i) a price no less than the price specified in the Transfer Notice and (ii) other terms no more favorable to the transferee(s) thereof than as specified in the Transfer Notice; provided, however, that such Transfer must be completed within the 120-day period immediately following the date on which the Transfer Notice has been received by Tritt. Any Offered Shares not transferred within such 120-day period will be again subject to the provisions of this Section 1(a) upon subsequent transfer.

               (b) Permitted TA Transfers. The restrictions contained in this
Section 1 shall not apply with respect to any Transfer of Stockholder Shares (i) in a Public Sale, (ii) in a Sale of the Company or a Transfer of Stockholder Shares that has been approved by the Board of Directors of the Company or (iii) by any TA Investor to any other TA Investor; provided, that the restrictions contained in this Section 1 shall continue to be applicable to the Stockholder Shares after the foregoing Transfer described in clause (iii); and provided, further, that the transferees of such Stockholder Shares described in clause
(iii) shall agree in writing to be bound by the provisions of this Agreement, to the extent that they are not already bound, which affect the Stockholder Shares so transferred. All transferees permitted under Section 1(b)(iii) shall be deemed a TA Investor for purposes of this Agreement.

               (c) Transfers in Violation of Agreement; Termination of Restrictions. Any transfer or attempted transfer of any Stockholder Shares by the TA Investors in violation of any provision of this Section 1 shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose. The restrictions set forth in this Section 1 shall continue with respect to each Stockholder Share of the TA Investors until the earlier of (i) the transfer of such Stockholder Share in a Public Sale, (ii) the consummation of a Sale of the Company that has been approved by the Board of Directors of the Company, (iii) the consummation of a Qualified Public Offering or (iv) 365 days from the effective date of the Merger.

        2.     Definitions.

        "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise, and if such Person is a partnership, "Affiliate" shall also mean each general partner and limited partner of such Person. Without limiting the generality of the foregoing, each investment fund managed by TA Associates, Inc. or any successor thereto shall be deemed to be an Affiliate of each of the initial holders of the TA Shares.

        "Common Stock" means the Company's Common Stock, par value $.001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed
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sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Public Offering" means the sale, in an underwritten public offering registered under the Securities Act, of shares of the Company's Common Stock.

        "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

        "Qualified Public Offering" has the meaning set forth in the Company's Amended and Restated Charter to be adopted in connection with the Merger.

        "Sale of the Company" means (i) any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock of the Company by the Company or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Exchange Act of 1934, as amended), other than Persons who are holders of Stockholder Shares as of immediately after the Merger, owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board, and (ii) any sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Stockholder" means any TA Investor.

        "Stockholder Shares" means (i) any capital stock of the Company purchased or otherwise acquired by any Stockholder, (ii) any warrants, options or other rights to subscribe for or to acquire, directly or indirectly, any capital stock of the Company, purchased or otherwise acquired by any Stockholder, whether or not then exercisable or convertible, and (iii) any stock or other securities which are convertible into or exchangeable for, directly or indirectly, any capital stock of the Company, purchased or otherwise acquired by any Stockholder, whether or not then convertible or exchangeable, (iv) any securities or rights issued or issuable directly or indirectly with respect to the securities and rights referred to in clauses (i), (ii) and (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

        "TA Investors" means TA/Advent VIII, L.P., TA/Advent Atlantic and Pacific IV, L.P., TA Investors LLC, and TA Executives Fund, LLC and their Affiliates.



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        "TA Shares" means any capital stock, warrants, options or other rights which constitute Stockholder Shares hereunder and which were initially issued to any TA Investor.

        3.     Miscellaneous Provisions.

               (a) Amendment and Waiver. No modification, amendment, or waiver of any provision of this Agreement will be effective against any party hereto unless such modification, amendment or waiver is approved in writing by each party hereto; provided, however, that Section 1 above may be modified, amended or waived solely by the action of Tritt and each of the TA Investors. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

               (b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

               (c) Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

               (d) Successors and Assigns. Except as expressly otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the TA Investors and Tritt and the respective successors and assigns of each of them.

               (e) Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

               (f) Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.


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               (g) Notices. Any notice provided for in this Agreement shall be in writing and shall be either (i) personally delivered, (ii) sent by registered or certified mail (return receipt requested and postage prepaid), (iii) sent by reputable overnight courier service (charges prepaid), or (iv) sent by facsimile, in each case, to the Company at the address set forth below and to any other recipient at the address indicated on the Notices Schedule attached hereto, or if such recipient is not listed on the Notices Schedule attached hereto, at the address indicated by the Company's records. Any Person may change its address for purposes of this Agreement by providing prior notice of such change to the other parties hereto in accordance with this Section. Notices will be deemed to have been given hereunder (i) when delivered personally, (ii) three days after being mailed, (iii) one day after deposit with a reputable overnight courier service, or (iv) in the cases of notices sent by facsimile, when receipt is acknowledged. The Company's address and Tritt's address is:

               Physicians Specialty Corp
               The Pavilion at Lake Hearn
               1150 Lake Hearn Drive
               Atlanta, GA 30342
               Attention: Ramie A. Tritt, M.D.
                          President and Chairman
               Facsimile: (404) 250-0162

The TA Investors' address is:

               c/o TA Associates, Inc.
               High Street Tower, Suite 2500
               125 High Street
               Boston, MA  02110
               Attention: Richard Tadler
                          David S.B. Lang
               Facsimile:  (617) 574-6728

               With a copy to:

               Goodwin, Procter & Hoar  LLP
               Exchange Place
               Boston, Massachusetts  02109
               Attn:  Kevin M. Dennis, Esq.
                      Joseph L. Johnson III, P.C.
               Facsimile:  (617) 523-1231

               (h) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict

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of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

               (i) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

               (j) Construction. Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. All references to Sections and Paragraphs refer to sections and paragraphs of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than limitation.

               (k) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.





                  [Remainder of Page Intentionally Left Blank]


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        IN WITNESS WHEREOF, the parties hereto have executed this RIGHT OF FIRST
OFFER AGREEMENT on the day and year first above written.


                                       COMPANY:

                                       PHYSICIANS' SPECIALTY CORP.


                                       By:
                                          -------------------------------------
                                           Ramie A. Tritt, M.D.
                                           President and Chairman


                                       TA INVESTORS:

                                       TA/ADVENT VIII, L.P.

                                       By: TA Associates VIII LLC, its General
                                           Partner

                                           By:  TA Associates, Inc., its General
                                                Partner

                                           By:  /s/ Richard Tadler
                                              ----------------------------------
                                                Richard Tadler
                                                Managing Director


                                       TA/ATLANTIC AND PACIFIC IV, L.P.

                                       By: TA Associates AP Partners IV, L.P.,
                                           its General Partner

                                           By:  TA Associates, Inc., its General
                                                Partner

                                           By:  /s/ Richard Tadler
                                              ----------------------------------
                                                Richard Tadler
                                                Managing Director






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                                              [Right of First Offer Agreement]



                                          TA INVESTORS, LLC

                                          By: TA Associates, Inc., its Manager

                                              By:  /s/ Richard Tadler
                                                 ------------------------------
                                                   Richard Tadler
                                                   Managing Director


                                          TA EXECUTIVES FUND, LLC

                                          By: TA Associates, Inc., its Manager

                                              By:  /s/ Richard Tadler
                                                 ------------------------------
                                                   Richard Tadler
                                                   Managing Director


                                          INDIVIDUAL:


                                          By:  /s/ Ramie A. Tritt, M.D.
                                             ----------------------------------
                                               Ramie A. Tritt, M.D.